
EXHIBIT 11  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                December 31,     December 31,     December 31,
PRIMARY:                           1995             1994             1993
                                ---------------------------------------------
Net (loss) earnings from
  continuing operations         $(25,474)         $16,417           $(9,567)
Discontinued operations           22,856            5,974             6,911
                                --------------------------------------------
Net (loss) earnings before
  cumulative effect of
  a change in accounting
  principle                       (2,618)          22,391            (2,656)
Cumulative effect
  of a change in
  accounting principle                 0            2,076                 0
                                 -------------------------------------------
Net (loss) earnings               (2,618)          24,467            (2,656)
Adjustment for dividends
  on convertible
  preferred shares                (2,193)          (2,441)           (2,589)
                                --------------------------------------------
Adjusted net (loss)
  earnings                      $ (4,811)         $22,026           $(5,245)
                                ============================================
Weighted average
  common shares
  outstanding                 15,585,254       15,404,994        15,326,748

Common stock
 equivalents (1):
   Stock Options                       0           39,313                 0
   Employee incentive plans            0          116,739                 0
                              ---------------------------------------------
    Total                     15,585,254       15,561,046        15,326,748
                              =============================================
Net (loss) earnings
  per share from
  continuing operations         $  (1.78)         $  0.90           $ (0.79)
Discontinued operations             1.47             0.39              0.45
                                --------------------------------------------
Net (loss) earnings
  per share before
  cumulative effect
  of a change in
  accounting principle             (0.31)            1.29             (0.34)
Cumulative effect
  of a change in
  accounting principle              0.00             0.13              0.00
                                --------------------------------------------
Net (loss) earnings
  per share                     $  (0.31)         $  1.42           $ (0.34)
                                =============================================

FULLY DILUTED:

Net (loss) earnings from
  continuing operations         $(25,474)         $16,417           $(9,567)
Discontinued operations           22,856            5,974             6,911
                                --------------------------------------------
Net (loss) earnings before
  cumulative effect of
  a change in accounting
  principle                       (2,618)          22,391            (2,656)
Cumulative effect
  of a change in
  accounting principle                 0            2,076                 0
                                 -------------------------------------------
Net (loss) earnings               (2,618)          24,467            (2,656)
  Adjustment for dividends
   on convertible
   preferred shares (2)           (2,193)               0            (2,589)
  Adjustment for
   incremental dividends
   on convertible
   preferred shares                    0           (1,076)                0
                                ---------------------------------------------
Adjusted net (loss)
  earnings                      $ (4,811)         $23,391           $(5,245)
                                ============================================

Weighted average
  common shares
  outstanding                 15,585,254       15,404,994        15,326,748

Common stock
  equivalents (1):
    Stock options                      0           39,313                 0
    Compensation
     unit plan                         0          116,739                 0
    Convertible
     preferred stock                   0        1,114,757                 0
                              ---------------------------------------------
     Total                    15,585,254       16,675,803        15,326,748
                              =============================================

Net (loss) earnings
  per share from
  continuing operations         $  (1.78)         $  0.92           $  (0.79)
Discontinued operations             1.47             0.36               0.45
                                ---------------------------------------------
Net (loss) earnings
  per share before
  cumulative effect
  of a change in
  accounting principle             (0.31)            1.28              (0.34)
Cumulative effect
  of a change in
  accounting principle              0.00             0.12               0.00
                                ---------------------------------------------
Net (loss) earnings
  per share                     $  (0.31)         $  1.40           $  (0.34)
                                =============================================

(1) For 1995 and 1993, average shares outstanding have not been increased by the common stock equivalents relating to the employee stock option and employee incentive plans as the effect would be anti-dilutive.

(2) For 1995 and 1993, the net loss was adjusted for dividends on convertible preferred shares as the adjustment for incremental dividends on convertible preferred shares would be anti-dilutive.

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